EXHIBIT 23.2

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SNODGRASS
Certified Public Accountants and Consultants




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                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of Nittany Financial Corp. on Form SB-2 of our report dated May 5, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus.






/s/ S. R. Snodgrass, A.C.
--------------------------
Wexford, PA
July 24, 1998










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
S.  R.  Snodgrass,   A.C.
101  Bradford  Road  Wexford,  PA  15090-6909  Phone:   724-934-0344  Facsimile:  724-934-0345
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